UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2009

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 20, 2009, NATG and its wholly owned subsidiary TieTek Technologies, Inc. and its wholly owned subsidiary TieTek LLC (collectively, the “Company”) executed as co-makers a Promissory Note in the principal amount of $100,000, and at the same time entered into with Opus the Second Lien Loan Agreement, the Second Lien Pledge Agreement, the Second Lien Security Agreement, and the Second Lien Intellectual Property Security Agreement.

The Promissory Note is due and payable on the earlier to occur of (i) October 30, 2009 or (ii) an event of default, defined under such promissory note and under the Second Lien Loan Agreement. The Promissory Note bears interest at the rate of 15% per annum.

The Second Lien Loan Agreement requires, among other things, that the Company ensure that all payments on its assets or otherwise relating to Opus’ collateral securing the Promissory Note are made directly to one or more of the Company’s deposit accounts. It further requires that the Company establish Opus’ control of all of its deposit accounts and other accounts (other than an account exclusively used for payroll, payroll taxes or employee benefits), including, without limitation, entering into Deposit Account Control Agreements that authorize and direct each bank and other depository to deliver to Opus all balances in any deposit account maintained by the Company, without inquiry into the authority or right of Opus to make such requests.

Each of the Second Lien Pledge Agreement, Second Lien Security Agreement, and Second Lien Intellectual Property Security Agreement is designed to secure and perfect Opus’s first lien position in all of the Company’s assets and to provide additional liens to Opus where none previously existed.

As reported in NATG’s last Form 10-Q, the Company’s viability and ability to pay or refinance its debt obligations, and to pay quarterly interest, in cash, on the Construction Loan, and to maintain adequate liquidity, depend on a number of factors. One of those factors includes the ability to obtain additional orders at prices that yield positive gross margins. The Company has not obtained additional orders to purchase its railroad ties from its major customer or any potential major customer. This lack of orders has and will continue to have a material and adverse effect on the Company’s liquidity. The Company will have to continue funding future cash needs through financing activities.

Opus has not committed to loan the Company any additional funds, and the Company has no other source of financing. If Opus does not loan the Company additional monies, Opus may foreclose on the loan to the Company, and/or the Company may seek relief through a filing under the Bankruptcy Code.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

(b) On and effective Friday August 21, 2009, Mr. Richard J. Guiltinan resigned as a director of the Company. Mr. Guiltinan was chairman of the Company’s audit committee. On and effective August 23, 2009, Mr. Bruce Leadbetter, resigned as a director of the Company. The resignations of each of Mr. Guiltinan and Mr. Leadbetter were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. D. Patrick Long expressed his thanks to both Mr. Guiltinan and Mr. Leadbetter and commended each of them for their dedicated service to the Company.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Dated: August 25, 2009

By:	/s/ JOE B. DORMAN
Joe B. Dorman, Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Lien Loan Agreement dated August 20, 2009.

10.2	Promissory Note dated August 20, 2009.

10.3	Second Lien Pledge Agreement dated August 20, 2009.

10.4	Second Lien Security Agreement dated August 20, 2009.

10.5	Second Lien Intellectual Property Security Agreement dated August 20, 2009.